ESCROW AGREEMENT NO. 20101037
Exhibit 10.2
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement” or the “Escrow Agreement”) is made and entered into as of November __, 2010, by and among NYTEX FDF Acquisition, Inc. a Delaware corporation (“NYTEX”), Diana Istre Francis (“Diana Francis”), Bryan K. Francis (the “Seller Representative”), and The F&M Bank & Trust Company (the “Escrow Agent”). NYTEX, Diana Francis, Seller Representative and the Escrow Agent are sometimes referred to herein as the “Parties.”
RECITALS
     A. Pursuant to that certain Membership Interests Purchase Agreement dated of even date herewith (the “Purchase Agreement”), by and among NYTEX Energy Holdings, Inc. (“Buyer”), Francis Drilling Fluids, Ltd., Francis Oaks, L.L.C. (“Oaks”), Seller Representative, Diana Francis, Michael G. Francis and Mackey Francis (collectively “Owners”), NYTEX (or one of its Affiliates) will acquire from the Owners all of the outstanding membership interests of Oaks. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement. A copy of the executed Purchase Agreement is attached hereto as Exhibit C.
     B. As permitted in Section 12.3 of the Purchase Agreement, Buyer assigned its rights to purchase all of the outstanding membership interests of Oaks to NYTEX, its wholly-owned subsidiary.
     C. The Purchase Agreement provides that on the Closing Date, NYTEX, Diana Francis, Seller Representative and the Escrow Agent shall execute and deliver this Agreement.
AGREEMENTS
     Section 1. Establishment of Escrow Account; Appointment of Escrow Agent.
          (a) Pursuant to the Purchase Agreement, on the date hereof, NYTEX will deliver to the Escrow Agent (i) $1,800,000 by wire transfer of immediately available funds to a non-interest bearing account (the “Escrowed Cash”), (ii) the Note, and (iii) the Michael Francis Escrow Stock which consists of 625,000 restricted shares of Buyer (together with the Escrowed Cash and the Note, the “Escrowed Property”), to be deposited in an account designated by the Escrow Agent as the “Escrow Account.”
          (b) The Escrowed Property shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth. The Escrow Agent, by executing this Agreement, accepts the appointment as Escrow Agent and agrees to hold and distribute all Escrowed Property in accordance with the terms of this Agreement.
          (c) NYTEX shall execute and deliver to the Escrow Agent a certificate of authorized persons substantially in the form of Exhibit A hereto for the purpose of establishing the identity of the representatives of NYTEX and entitled to issue instructions or directions to the Escrow Agent on behalf of NYTEX. Seller Representative shall be entitled to issue instructions
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or directions to the Escrow Agent on behalf of Michael G. Francis, Mackey Francis and Bryan Francis (the “Appointing Sellers”). Diana Francis shall be entitled to issue instructions or directions to the Escrow Agent on behalf of Diana Francis. Until such time as the Escrow Agent shall receive a new certificate of authorized persons, the Escrow Agent shall be fully protected without inquiry in relying on any then current certificate of authorized persons on file with the Escrow Agent.
     Section 2. Investment of Escrowed Property. The Escrow Agent shall invest the cash portion of the Escrow Account in a non-interest bearing account unless otherwise instructed in writing from time to time by a joint written instruction of all of NYTEX, Diana Francis and Seller Representative. The Escrow Agent shall not be liable for failure to invest or reinvest funds absent such authorization and written direction. It is expressly agreed and understood by the Parties that the Escrow Agent is not providing investment advice or recommendations and that the Escrow Agent, if instructed to invest by the Parties, shall not in any way whatsoever be liable for losses on any investments, including, but not limited to, losses from market risks due to premature liquidation or resulting from other actions taken pursuant to this Escrow Agreement. NYTEX, Diana Francis and Seller Representative shall provide the Escrow Agent with their respective taxpayer identification numbers documented by an appropriate Form W-8 or Form W-9 upon execution of this Escrow Agreement. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable. The Escrow Agent shall deliver to each of NYTEX, Diana Francis and Seller Representative promptly following the conclusion of each fiscal quarter (i.e. March 31, June 30, September 30 and December 31) a written statement of account with respect to the investment of the Escrow Account.
     Section 3. Distribution of Escrow Funds. The Escrowed Property is intended to provide a non-exclusive source of funds to satisfy (i) the adjustment to the Purchase Price, if any, as set forth in Sections 2.5(d), (e) and (f) of the Purchase Agreement and (ii) Damages for which Buyer Indemnitees are entitled to indemnification pursuant to Article IX of the Purchase Agreement. The Escrowed Property shall be held and disbursed only as follows:
          (a) Purchase Price Adjustment. Within two (2) Business Days from the Escrow Agent’s receipt of notification by each of NYTEX, Diana Francis and Seller Representative that the Closing Statement is finally agreed upon pursuant to the provisions of Sections 2.5(d) and (e) of the Purchase Agreement, the Escrow Agent shall disburse to NYTEX any monies due to NYTEX under Section 2.5(f) of the Purchase Agreement via wire transfer to an account designated in writing by NYTEX.
          (b) Indemnification.
               (i) In the event that a Buyer Indemnitee asserts a claim or claims against any or all of the Sellers which arises out of or relation to any matter with respect to which such Buyer Indemnitee asserts that it is entitled to be indemnified by any or all of the Sellers pursuant to Article IX of the Purchase Agreement (collectively, the “Claims,” each a “Claim”), NYTEX shall deliver written notice of the Claim (the “Notice of Claim”) to each of Diana Francis, Seller Representative and Escrow Agent on or prior to the Release Date (defined below). The Notice of Claim (i) shall state that it is a Notice of Claim under Section 3(b) of the Escrow
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Agreement, (ii) shall state in reasonable detail the nature of the alleged liability, (iii) shall state the amount of the payment that Buyer Indemnitee claims it is entitled to receive from the Escrowed Property in respect of Damages arising out of the Claim described in such Notice of Claim and the identity of the Sellers who are obligated to indemnify the Buyer Indemnitees for such Damages, and (iv) shall provide a reasonably particularized statement explaining the basis for such Claim including the calculation of each element of the alleged Damages. If (A) any Appointing Seller is named as being obligated to indemnify any of the Buyer Indemnitees in such Notice of Claim, Seller Representative: and (B) Diana Francis is named as being obligated to indemnify any of the Buyer Indemnitees in such Notice of Claim, Diana Francis: shall have the right prior to 5:00 p.m. Central Time on the 15th day following the receipt by Escrow Agent of the Notice of Claim (the “Dispute Period”) in which to notify Escrow Agent and NYTEX that he or she disputes the Claim by delivering written notice of such dispute (the “Notice of Dispute”) to Escrow Agent and NYTEX. The Notice of Dispute (i) shall state that it is a Notice of Dispute under Section 3(b) of this Escrow Agreement, (ii) may contest all or any portion of the Notice of Claim based on a dispute concerning the existence of a Claim, Sellers’ liability, all or any portion of the alleged Damages or any other related matter, (iii) shall state the amount of the Claim that is disputed (the “Disputed Claim”), and (iv) shall state in reasonable detail the basis for such dispute.
               (ii) If neither Diana Francis nor Seller Representative properly delivers a Notice of Dispute within the Dispute Period, each of Diana Francis and Seller Representative shall (A) have irrevocably waived the right to contest the distribution of any amounts set forth in the Notice of Claim, (B) be deemed to have acknowledged and agreed that NYTEX or the specified Buyer Indemnitee is entitled to payment of such amounts and (C) be deemed to have directed Escrow Agent to disburse such payment in accordance with NYTEX’s instructions. If Diana Francis properly delivers a Notice of Dispute within the Dispute Period but Seller Representative does not, Seller Representative shall (i) have irrevocably waived the right to contest the distribution of any amounts set forth in the Notice of Claim, (ii) be deemed to have acknowledged and agreed that NYTEX or the specified Buyer Indemnitee is entitled to payment of such amounts and (iii) be deemed to have directed Escrow Agent to disburse such payment in accordance with NYTEX’s instructions. If Seller Representative properly delivers a Notice of Dispute within the Dispute Period but Diana Francis does not, Diana Francis shall (a) have irrevocably waived the right to contest the distribution of any amounts set forth in the Notice of Claim, (b) be deemed to have acknowledged and agreed that NYTEX or the specified Buyer Indemnitee is entitled to payment of such amounts and (c) be deemed to have directed Escrow Agent to disburse such payment in accordance with NYTEX’s instructions. In any such event specified above, Escrow Agent shall disburse the undisputed portion of such Claims out of the Escrowed Property to Buyer within two (2) business days following the expiration of the Dispute Period. Additionally, if a Notice of Dispute is properly and timely delivered but only a portion of a Claim is disputed, then Escrowed Property equal to the undisputed portion of the Claim shall be promptly disbursed in accordance with NYTEX’s written payment instructions to Escrow Agent, and Escrowed Property in the amount of the Disputed Claim shall be held by Escrow Agent until disbursement thereof is required as provided in Section 3(b)(iii).
               (iii) Escrow Agent shall disburse Escrowed Property being held subject to a Disputed Claim pursuant to Section 3(b)(i) and (ii) only upon Escrow Agent’s receipt of either (a) joint written instructions for disbursement of such funds executed by NYTEX on the
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one hand, and whichever of Seller Representative and/or Diana Francis that has property disputed the Claim, on the other hand, or (b) a final order of a court having jurisdiction over the Disputed Claim directing payment of Escrowed Property in respect of such Disputed Claim (a “Final Determination”) and accompanied by a letter or other written evidence from the law firm of the prevailing Party certifying the finality of the order.
               (iv) At no time shall the Escrow Agent permit the Escrowed Property to be reduced due to disbursement(s) to Seller Representative or Diana Francis to an amount which is less than the sum of the aggregate dollar amounts of (a) all Claims for which a Notice of Claim has been delivered to Escrow Agent but as to which the Dispute Period has not expired, (b) all Disputed Claims (collectively, “Unresolved Claims”), (c) the undisputed portion of any Claim which has not yet been paid to NYTEX under Section 3(b)(ii), and (d) any amounts due but not yet paid to NYTEX under Section 3(a) of this Escrow Agreement.
          (c) Payment Waterfall. All amounts due to NYTEX pursuant to Sections 3(a) and (b) above shall be paid in the following order:
               (i) First, from the Escrowed Cash until depleted;
               (ii) Second, on an equal basis, (A) by reducing the original principal amount due under the Note until depleted, and (B) from the Michael Francis Escrow Stock until depleted; and
               (iii) Third, from the remaining Michael Francis Escrow Stock.
Notwithstanding the above, to the extent a Notice of Claim identifies less than all Sellers as being responsible, the payments made to NYTEX or a Buyer Indemnitee shall be apportioned and allocated among the Sellers such that the Seller or Sellers who are not obligated to indemnify a Buyer Indemnitee for Damages for such Claim are not charged in the payment waterfall above for such amounts, and the Sellers who are responsible for such amounts shall indemnify the Sellers who are not responsible for such amounts. To the extent any payment pursuant to Sections 3(a) or (b) of this Escrow Agreement is made by a reduction on the amount owed under the Note or from the Michael Francis Escrow Stock under Section 3(c)(ii) above and all Sellers are liable therefor, the amount of the Note and the Michael Francis Escrow Stock disbursed on the Release Date shall be apportioned so that Michael G. Francis and Diana I. Francis shall bear the total cost of all payments equally. The value of the Michael Francis Escrow Stock shall be deemed to be $2.00 per share for all purposes hereunder. Upon the request of the Escrow Agent, upon the submission of the Note and the Michael Francis Escrow Stock to NYTEX as payment of amounts due hereunder to NYTEX, to the extent such amounts do not exhaust the value of the Escrowed Property, NYTEX agrees to issue a replacement Note and replacement stock certificates for the Michael Francis Escrow Stock in the then current remaining amounts and deliver them to the Escrow Agent for holding such Escrowed Property hereunder.
          (d) On the nine-month anniversary of the date of this Escrow Agreement (the “First Distribution Date”), Escrow Agent shall disburse up to 250,000 shares of the Michael Francis Escrow Stock to Seller Representative. The amount of shares to be disbursed on the First Distribution Date shall be reduced by the aggregate dollar amount (on a $2.00 per share
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basis) of (i) any Unresolved Claims, (ii) the amount of any Purchase Price adjustment amount under Section 3(a) that has not been paid and disbursed to Buyer out of the Escrowed Property or otherwise resolved, and (iii) the aggregate amount of the Escrowed Property distributed by Escrow Agent in accordance with the terms and conditions of this Escrow Agreement on or prior to the First Distribution Date.
          (e) Release Date. Subject to Section 3(b)(iv) of the Escrow Agreement, on the date that is 18 months from the Closing Date (the “Release Date”), the remaining Escrowed Property, if any, shall be disbursed to Diana Francis (in the case of the Note), Seller Representative (in the case of the Michael Francis Escrow Stock) and, subject to any adjustments or allocations required under Section 3(c) above, 56.9% of the remaining Escrowed Cash to Seller Representative and 43.1% of the remaining Escrowed Cash to Diana Francis. NYTEX shall provide written instructions to the Escrow Agent to effect such disbursements. The Escrow Agent shall have no duty to independently monitor, determine or verify compliance with the provisions of the Purchase Agreement in the event of any distribution hereunder.
          (f) Buyer will make the quarterly payments of principal due under the Note to the Escrow Agent. All Parties agree that any such payments will be considered part of the Note for all purposes and shall not be classified as Escrowed Cash.
     The Escrowed Property shall only be disbursed by the Escrow Agent in accordance with the requirements of this Section 3, Section 5(j) and Section 5(l) hereof.
     Section 4. No Distribution of Expenses. None of NYTEX, Diana Francis or Seller Representative shall be entitled to reimbursement out of the Escrowed Property for any costs and expenses incurred by them in connection with exercising their rights or performing their duties under this Agreement.
     Section 5. The Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by NYTEX, Diana Francis and Seller Representative that:
          (a) The Escrow Agent shall not be required to invest any Escrowed Property held hereunder except as directed in this Agreement. Uninvested Escrowed Property held hereunder shall not earn or accrue interest.
          (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other Parties hereto except this Agreement.
          (c) The Escrow Agent shall have only those duties as are specifically provided herein which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed a fiduciary for any of the Parties to this Agreement. The Escrow Agent will never be required to advance its own funds or incur personal financial liability in performing its duties under this Agreement. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees. This Agreement sets forth all matters pertinent to the Escrow Account contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred from the terms of this Agreement or any other
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Agreement. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, INCLUDING ITS OWN NEGLIGENCE, BUT EXCLUDING ITS OWN BAD FAITH, GROSS NEGLIGENCE AND WILLFUL MALFEASANCE. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, TO ANY PARTY FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS OR LOSS OF BUSINESS, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property or any loss of interest incident to any such delays. This Section 5(c) shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.
          (d) THE ESCROW AGENT IS HEREBY SEVERALLY, AND NOT JOINTLY, INDEMNIFIED AND HELD HARMLESS BY NYTEX, DIANA FRANCIS AND SELLER REPRESENTATIVE FROM ALL LOSSES, LIABILITIES, COSTS AND EXPENSES, INCLUDING ATTORNEY FEES AND EXPENSES, WHICH MAY BE INCURRED BY IT AS A RESULT OF ITS ACCEPTANCE OF THE ESCROW ACCOUNT OR ARISING FROM THE PERFORMANCE OF ITS DUTIES HEREUNDER, UNLESS SUCH LOSSES, LIABILITIES, COSTS AND EXPENSES RESULTED FROM THE ESCROW AGENT’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MALFEASANCE. SUCH INDEMNIFICATION SHALL SURVIVE THE ESCROW AGENT’S RESIGNATION OR REMOVAL, OR THE TERMINATION OF THIS AGREEMENT.
          (e) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder in accordance with the terms hereof without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.
          (f) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in good faith in accordance with such advice.
          (g) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Escrowed Property and is not responsible for any other reporting. This Section 5(g) shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.
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          (h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.
          (i) The Escrow Agent shall not be called upon to advise any Party as to the wisdom in selling or retaining or taking or refraining from taking any action with respect to any securities or other property deposited hereunder.
          (j) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrowed Property to any successor escrow agent jointly designated by the other Parties hereto in writing or to any court of competent jurisdiction. The resignation of the Escrow Agent will take effect on the date (the “Resignation Date”) which is the earlier to occur of: (i) the date a successor is appointed (including a court of competent jurisdiction) or (ii) the date which is 30 days after the date of delivery of its written notice of resignation to the other Parties hereto. Upon the appointment of a successor escrow agent, such successor escrow agent shall deliver written notice to each of NYTEX, Diana Francis and Seller Representative on the appointment of such successor escrow agent. If at the Resignation Date the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent’s sole responsibility after the Resignation Date shall be to safekeep the Escrowed Property until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other Parties hereto.
          (k) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely in good faith without any liability upon the contents thereof.
          (l) In the event of any disagreement between NYTEX, on the one hand, and Seller Representative and Diana Francis, on the other hand, resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a Final Determination (as defined below) directing delivery of the Escrowed Property or (ii) a written agreement executed by each of NYTEX, Diana Francis and Seller Representative directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such Final Determination or agreement. A “Final Determination” shall mean a final, non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction. The Escrow Agent shall act on such Final Determination or agreement without further question.
          (m) The Parties shall compensate the Escrow Agent for its services hereunder in accordance with Exhibit B attached hereto on the following basis: NYTEX — 50%; Seller Representative — 28.45%; and Diana Francis — 21.55%. In addition, each of NYTEX, Seller Representative and Diana Francis shall reimburse the Escrow Agent on the same relative basis
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for all of its reasonable out-of-pocket expenses, including attorneys’ fees, travel expenses, telephone and facsimile transmission costs, postage, copying charges and the like (collectively, the “Fees”). All of the compensation and reimbursement obligations set forth in this Section 5(m) shall be paid upon demand by the Escrow Agent. The obligations of the Parties under this Section 5(m) shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrowed Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrowed Property.
          (n) The Parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.
          (o) Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a Party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligation and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties hereto, anything herein to the contrary notwithstanding.
     Section 6. Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if: (a) transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) personally delivered, upon delivery or refusal of delivery; (c) mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed to the respective Party to whom such notice, consent, waiver, or other communication relates at the following addresses:
(i)	if to NYTEX:

NYTEX FDF Acquisition, Inc. 12222 Merritt Drive, Suite 1850 Dallas, TX 75251 Attn: Kenneth Kase Conte, Chief Financial Officer Fax: (972) 770-4701
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With a copy to:
Strasburger & Price, LLP 901 Main Street, Suite 4400 Dallas, TX 75202 Attn: Kevin Woltjen, Esq. Fax: (214) 659-4025
(ii)	if to Diana Francis, to:

Hunter, Hunter & Sonnier LLC 1807 Lake Street Lake Charles, Louisiana 70601 Attention: Shayna L. Sonnier Fax: (337) 439-2505

(iii)	if to Seller Representative, to:

Bryan Francis Francis Drilling Fluids, Ltd. 205 Jasmine Road Crowley, Louisiana 70526 Fax: (337) 783-0059

With a copy to:

Stubbs Law Firm, LLC 1018 Harding Street, Suite 103 Lafayette, Louisiana 70503 P.O. Box 51201 Attn: William P. Stubbs, Esq. Fax: (337) 233-9771

(iv)	if to the Escrow Agent, to:

The F&M Bank & Trust Company 1330 South Harvard Tulsa, Oklahoma 74112 Attn: Reta Penington, Vice President/International Manager, CDCS Fax: (918) 743-6256
Any Party by written notice to the other Parties pursuant to this Section 6 may change the address or the persons to whom notices or copies thereof shall be directed.
     Section 7. Waivers; Amendments. Any waiver by any Party hereto of any breach of or failure to comply with any provision of this Agreement by any other Party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a
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waiver of any other breach of, or failure to comply with, any other provision of this Agreement. This Agreement may only be modified by a writing signed by all of the Parties hereto.
     Section 8. Construction. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Unless otherwise stated, references to Sections are references to Sections of this Agreement.
     Section 9. Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the Parties hereto, whether by operation of law or otherwise; provided, however, that (a) each of NYTEX, Diana Francis and Seller Representative may assign any of its rights or delegate any of its duties under this Agreement to any Affiliate (as defined in the Purchase Agreement) of such Party upon written notice delivered to each other Party hereto, including the Escrow Agent; provided, further, that no such assignment shall relieve the assigning Party of its obligations hereunder; and (b) NYTEX may assign its rights, but not its obligations, under this Agreement to any of its financing sources.
     Section 10. Termination. This Agreement shall terminate at the time of the final distribution by the Escrow Agent of all Escrowed Property and Interest in accordance with the provisions of this Agreement or by written mutual agreement of NYTEX and Seller Representative.
     Section 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument. A facsimile or other copy of a signature, including execution and delivery of the Agreement by electronic exchange bearing the copies of a Party’s signature, shall be deemed an original for purposes of this Agreement.
     Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice-of-laws or conflicts-of-laws provisions thereof.
     Section 13. Severability. The invalidity, legality or enforceability of any provisions of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

DIANA FRANCIS:

Diana Istre Francis

SELLER REPRESENTATIVE:

Bryan K. Francis

NYTEX: NYTEX FDF ACQUISITION, INC.
By:
Michael K. Galvis, President

ESCROW AGENT: THE F&M BANK & TRUST COMPANY
By:
Name:
Title:
[SIGNATURE PAGE TO ESCROW AGREEMENT]

EXHIBIT A
CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:	FDF Escrow Account
Account Number:	___________
The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of NYTEX FDF Acquisition, Inc.(“NYTEX”), and are authorized to sign on behalf of NYTEX.

Name / Title	Specimen Signature

Michael G. Galvis

Name	Signature

President
Title

Kenneth Conte

Name	Signature

Vice President and Chief Financial Officer
Title
EXHIBIT A

EXHIBIT B
SCHEDULE OF FEES

Escrow Fees:	$6,500
EXHIBIT B

EXHIBIT C
MEMBERSHIP INTERESTS PURCHASE AGREEMENT
See Attached.
EXHIBIT C